Exhibit 23.3

Consent of Manhattan Research, LLC

August 17, 2005

        We consent to the reference to us under the caption “Experts” and to the references to statements attributed to us and our reports in Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-124832) and related Prospectus of WebMD Health Corp. dated August 19, 2005.

Very truly yours,

/s/ Mark Bard, President, Manhattan Research, LLC
Mark Bard, President, Manhattan Research, LLC